Exhibit 23


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105662 of Rite Aid Corporation on Form S-8 of our report dated June 21, 2005, appearing in this Annual Report on Form 11-K of the Rite Aid Services, L.L.C. 401(k) Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 24, 2005